UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 11, 2023
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 11, 2023, our Annual Meeting of Shareholders was held. The matters voted upon and the results of the vote were as follows:

Proposal One: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Kimberly A. Casiano	4,349,881,740	182,668,862	21,526,700	1,043,242,135
Alexandra Ford English	4,305,078,250	230,581,236	18,417,816	1,043,242,135
James D. Farley, Jr.	4,442,687,274	95,458,561	15,931,467	1,043,242,135
Henry Ford III	4,226,916,750	310,653,622	16,506,930	1,043,242,135
William Clay Ford, Jr.	3,876,696,589	656,990,053	20,390,660	1,043,242,135
William W. Helman IV	4,358,199,958	173,630,567	22,246,777	1,043,242,135
Jon M. Huntsman, Jr.	4,323,184,005	211,253,181	19,640,116	1,043,242,135
William E. Kennard	3,729,262,570	797,449,792	27,364,940	1,043,242,135
John C. May	4,020,834,509	511,319,360	21,923,433	1,043,242,135
Beth E. Mooney	4,369,141,593	163,941,985	20,993,724	1,043,242,135
Lynn Vojvodich Radakovich	4,007,067,237	524,980,150	22,029,915	1,043,242,135
John L. Thornton	3,939,641,452	591,719,679	22,716,171	1,043,242,135
John B. Veihmeyer	4,364,186,751	167,246,261	22,644,290	1,043,242,135
John S. Weinberg	4,012,931,686	518,695,132	22,450,484	1,043,242,135

Proposal Two: Ratification of the Selection of the Independent Registered Public Accounting Firm.  A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of account and other corporate records of the Company for 2023 was adopted with the votes shown:

For	Against	Abstain	Broker Non-Votes
5,472,795,083	107,030,334	17,494,020	0

Proposal Three: Relating to an Advisory Vote by Shareholders to Approve the Compensation of the Named Executives. A proposal relating to a shareholder non-binding advisory vote to approve the compensation of the Named Executives (“say on pay”) was approved with the votes shown:

For	Against	Abstain	Broker Non-Votes
4,307,046,185	222,402,465	24,628,652	1,043,242,135

Proposal Four: Relating to the Frequency of the Shareholder Advisory Vote to Approve the Compensation of the Named Executives. A proposal relating to the frequency of the shareholder advisory say on pay vote to approve the compensation of the Named Executives received a majority of the votes cast in favor of a shareholder advisory vote every 1 YEAR with the votes shown:

1 YEAR	2 YEARS	3 YEARS	Abstain	Broker Non-Votes
4,467,125,683	14,551,507	57,664,106	14,736,006	1,043,242,135

Consistent with these results and with the recommendation of the Company’s Board of Directors, the Company will hold future say on pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say on pay votes, which is required to occur no later than the Company’s 2029 Annual Meeting of Shareholders.

Proposal Five: Relating to Approval of the Company’s 2023 Long-Term Incentive Plan. A proposal relating to the approval of the Company’s 2023 Long-Term Incentive Plan was approved with the votes shown:

For	Against	Abstain	Broker Non-Votes
3,034,075,706	1,490,291,947	29,709,649	1,043,242,135

Proposal Six: Relating to Consideration of a Recapitalization Plan to Provide that All of the Company’s Outstanding Stock Have One Vote Per Share. A proposal relating to consideration of a recapitalization plan to provide that all of the Company’s outstanding stock have one vote per share was rejected with the votes shown:

For	Against	Abstain	Broker Non-Votes
1,634,597,305	2,892,739,734	26,740,263	1,043,242,135

Proposal Seven: Relating to Disclosure of the Company’s Reliance on Child Labor Outside of the United States. A proposal relating to disclosure of the Company’s reliance on child labor outside the United States was rejected with the votes shown:

For	Against	Abstain	Broker Non-Votes
286,573,270	4,122,096,892	145,407,140	1,043,242,135

Proposal Eight: Relating to Reporting on the Company’s Animal Testing Practices. A proposal relating to reporting on the Company’s animal testing practices was rejected with the votes shown:

For	Against	Abstain	Broker Non-Votes
219,942,137	4,298,881,892	35,253,273	1,043,242,135

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 16, 2023	By:	/s/ Victoria Pool
Victoria Pool
Assistant Secretary